EXHIBIT 3.2

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

6D BYTES INC.

WARRANT TO PURCHASE SERIES 1 PREFERRED STOCK

No. PS1W- ____________	December 31, 2024

Void After December 31, 2031

THIS CERTIFIES THAT, for value received, ___________________________, or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from 6D BYTES INC., a Delaware corporation, the Exercise Shares (defined below).

This Warrant is being issued pursuant to the terms of the Series 1 Preferred Stock and Warrant Purchase Agreement dated as of the date hereof, by and among the Company and the Purchasers set forth on the exhibits and schedules thereto (the “Purchase Agreement”).

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing with the date hereof and ending on December 31, 2031, unless sooner terminated as provided below.

(b) “Exercise Price” shall mean $0.01 per share of the Series 1 Preferred Stock, subject to adjustment pursuant to Section 5 below.

(c) “Exercise Shares” shall mean _____________ shares of the Company’s Series 1 Preferred Stock, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 5 below.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a) An executed Notice of Exercise in the form attached hereto; and

(b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness.

Upon the exercise of the rights represented by this Warrant, shares of the Company’s capital stock, in uncertificated form, representing the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, on the books and records of the Company, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name the Exercise Shares are to be registered upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of any certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

2.1 NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Series 1 Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Series 1 Preferred Stock computed using the following formula:

X =	Y (A-B)
A

Where	X =	the number of shares of Series 1 Preferred Stock to be issued to the Holder

Y =

the number of shares of Series 1 Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one share of the Company’s Series 1 Preferred Stock (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Series 1 Preferred Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that in the event that this Warrant is exercised pursuant to this Section 2.1 in connection with the Company’s initial public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “IPO”) of its Common Stock, the fair market value per share shall be the product of (i) the per share offering price to the public of the Company’s IPO, and (ii) the number of shares of Common Stock into which each share of Series 1 Preferred Stock is convertible at the time of such exercise.

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3. COVENANTS OF THE COMPANY.

3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Series 1 Preferred Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Series 1 Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series 1 Preferred Stock to such number of shares as shall be sufficient for such purposes.

3.2 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4. REPRESENTATIONS OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

(c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

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4.3 Disposition of Warrant and Exercise Shares.

(a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(i) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition;

(ii) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(b) The Holder understands and agrees that any certificates evidencing the shares to be issued to the Holder may bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Series 1 Preferred Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that such adjustment shall not be made with respect to, and this Warrant shall terminate if not exercised prior to, the events set forth in Section 7 below. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

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6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. EARLY TERMINATION. In the event of, at any time during the Exercise Period, an IPO or a Deemed Liquidation Event (as defined in Article Fourth, Subsection (B)(2.4) of the Company’s Amended and Restated Certificate of Incorporation), the Company shall provide to the Holder twenty (20) days advance written notice of such IPO or Deemed Liquidation Event, and this Warrant shall terminate unless exercised prior to the date such IPO is closed or the occurrence of such Deemed Liquidation Event.

8. MARKET STAND-OFF AGREEMENT. To the extent requested by the Company or an underwriter of securities of the Company, Holder shall not sell or otherwise transfer or dispose of any securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to 180 days following the effective date of any registration statement of the Company filed under the Act; provided however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or before the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 thereof applies, then the restrictions imposed by this Section 8 will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, further, that such automatic extension will not apply to the extent that the Financial Industry Regulatory Authority has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012) before or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after the initial public offering date. In no event will the restricted period extend beyond 215 days after the effective date of the registration statement. For purposes of this Section 8, “Company” includes any wholly-owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this Section 8 and may impose stop transfer instructions with respect to the securities and such other shares of stock of Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Holder shall enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

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9. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

10. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, and any restrictions applicable to the transfer of shares set forth in the Company’s bylaws, as they may be amended from time to time, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

11. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

12. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address set forth on the Schedule of Purchasers to the Purchase Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

13. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of choice of law.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the first set forth above.

COMPANY:

6D BYTES INC.

By:
Name:	Vipin Jain
Title:	Chief Executive Officer
Address:

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NOTICE OF EXERCISE

TO: 6D BYTES INC.

(1) ☐ The undersigned hereby elects to purchase ________ shares of the Series 1 Preferred Stock of 6d bytes inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

☐ The undersigned hereby elects to purchase ________ shares of the Series 1 Preferred Stock of 6d bytes inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Series 1 Preferred Stock, or if uncertificated register such shares, in the name of the undersigned or in such other name as is specified below:

________________________

(Name)

________________________

________________________

(Address)

(3) The undersigned represents that (i) the aforesaid shares of Series 1 Preferred Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Series 1 Preferred Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Series 1 Preferred Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Series 1 Preferred Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated: __________, 20__

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.